UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2024

Clean Energy Special Situations Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-40757	85-3501488
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

c/o Graubard Miller 405 Lexington Avenue, 44th Floor New York, NY 10174
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 818-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of common stock, $0.0001 par value, and one-half of one redeemable warrant	SWSSU	The Nasdaq Stock Market LLC
Common stock, par value $0.0001 per share	SWSS	The Nasdaq Stock Market LLC
Redeemable warrants, exercisable for common stock at an exercise price of $11.50 per share	SWSSW	The Nasdaq Stock Market LLC

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) of Rule 12B-2 of the Securities Exchange act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 23, 2024, Clean Energy Special Situations Corp. (the “Company”) received a notification letter (the “Notification Letter”) from the Listing Qualifications Department (the “Staff”) of the Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company was not in compliance with Nasdaq’s continued listing standards (the “Rules”), because the Company had not paid certain fees required by Listing Rule 5250(f). Additionally, the Staff noted that the Company had failed to file its Annual Report on Form 10-K for the period ended December 31, 2023 (the “2023 Form 10-K”), which serves as an additional and separate basis for delisting under Listing Rule 5810(d)(2). The Notification Letter further noted that if the Company did not elect to appeal the Staff’s determination to a Nasdaq Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series, then trading of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) would be suspended at the opening of business on May 2, 2024 and that a Form 25-NSE would be filed with the Securities and Exchange Commission (the “SEC”) removing the Company’s securities, including the Common Stock, from listing and registration on Nasdaq (the “Delisting”).

The Company plans to timely request a hearing to appeal the Staff’s determination before a Nasdaq Hearings Panel, which will stay the suspension of the Company’s securities for only for a period of 15 days from the date of the request. When the Company requests a hearing, it also plans on requesting a stay of the suspension, pending the hearing.

The Company is considering all options available to it to ensure compliance with all applicable criteria for continued listing on Nasdaq. There can be no assurance, however, that the Nasdaq Hearings Panel will grant the Company’s request for continued listing or that the Company will evidence compliance within any extension period that may be granted by the Nasdaq Hearings Panel. There can be no assurance that the appeal will be successful.

Item 7.01 Regulation FD Disclosure.

On April 29, 2024, the Company issued a press release announcing the Notification Letter (the “Press Release”). A copy of the Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and in Exhibit 99.1 attached hereto is furnished pursuant to the rules and regulations of the SEC and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-Looking Statements

The information in this Form 8-K and the attached Press Release include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact included in the Press Release and Form 8-K regarding our business strategy, plans, goal, and objectives are forward-looking statements. When used in the Press Release and this Form 8-K, the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “budget,” “target,” “aim,” “strategy,” “plan,” “guidance,” “outlook,” “intent,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on the Company’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. We caution you that these forward-looking statements are subject to all of the risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as to the date of this Form 8-K and the attached Press Release, respectively.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated April 29, 2024
104	Cover Page Interactive Data File (formatted in Inline XBRL).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEAN ENERGY SPECIAL SITUATIONS CORP.

Date: April 29, 2024	By:	/s/ Raghunath Kilambi
Raghunath Kilambi
Chief Executive Officer

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